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As filed with the Securities and Exchange Commission on April 16, 2015

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

W.W. Grainger, Inc.
(Exact name of registrant as specified in its charter)

Illinois (State or other jurisdiction of incorporation)	36-1150280 (I.R.S. Employer Identification No.)

W.W. Grainger, Inc.
100 Grainger Parkway
Lake Forest, Illinois 60045
(847) 535-1000
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

John L. Howard
W.W. Grainger, Inc.
100 Grainger Parkway
Lake Forest, Illinois 60045
(847) 535-1000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
David A. Schuette
Mayer Brown LLP
71 South Wacker Drive
Chicago, Illinois 60606 4637
(312) 782-0600

Approximate date of commencement of proposed sale to the public:
From time to time after this registration statement becomes effective.

          If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

          If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

          If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon the filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

          If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

          Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to Be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)

Debt Securities	(2)	(2)	(2)	(2)

(1)
In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, the Registrant is deferring payment of all of the registration fee.

(2)
An indeterminate aggregate initial offering price of debt securities is being registered as may from time to time be offered at indeterminate prices.

PROSPECTUS

W.W. GRAINGER, INC.
Debt Securities

        We may offer and sell from time to time our debt securities in one or more offerings. This prospectus provides you with a general description of the debt securities we may offer.

        Each time that securities are sold using this prospectus, we will provide a supplement to this prospectus that contains specific information about the offering. The supplement may also add to or update information contained in this prospectus. You should read this prospectus and the supplement carefully before you invest.

        The securities may be offered and sold to or through one or more underwriters, dealers or agents or directly to purchasers. The supplements to this prospectus will provide the specific terms of the plan of distribution.

        Investing in our securities involves risks. You should carefully read the risk factors included or incorporated by reference in the applicable prospectus supplement and in our periodic reports and other information filed with the Securities and Exchange Commission before investing in our securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 16, 2015.

ABOUT THIS PROSPECTUS

        You should rely only on the information contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or free writing prospectus. "Incorporated by reference" means that we can disclose important information to you by referring you to another document filed separately with the Securities and Exchange Commission, or the SEC. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making, nor will we make, an offer to sell securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any accompanying prospectus supplement or free writing prospectus is current only as of the dates on their respective covers. Our business, financial condition, results of operations and prospects may have changed since those dates.

        Unless the context otherwise requires, references in this prospectus to "Grainger," "we," "us" and "our" refer to W.W. Grainger, Inc. and its subsidiaries, collectively.

WHERE YOU CAN FIND MORE INFORMATION

        This prospectus is part of a registration statement that we filed with the SEC. The registration statement, including the attached exhibits, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit some of the information included in the registration statement from this prospectus. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information incorporated by reference herein and therein.

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read and copy any of this information in the SEC's Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the SEC's Public Reference Room by calling the SEC at 1-800-SEC-0330.

        The SEC also maintains an Internet site that contains reports, proxy statements and other information about issuers that file electronically with the SEC. The address of that site is http://www.sec.gov.

 INCORPORATION BY REFERENCE

        The rules of the SEC allow us to incorporate by reference information into this prospectus. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. This prospectus incorporates by reference the document listed below:

  •
  Annual Report on Form 10-K for the fiscal year ended December 31, 2014.

        All documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") after the date of this prospectus and prior to the termination of the offering of the debt securities shall be deemed to be incorporated by reference and to be a part of this prospectus from the respective dates of filing of those documents. Current Reports on Form 8-K containing only disclosures furnished under Item 2.02 or Item 7.01 of Form 8-K are not incorporated by reference in this prospectus. Upon request, we will provide without charge to each person to whom a copy of this prospectus has been delivered a copy of any and all filings incorporated by reference in this prospectus. You may request a copy of these filings by writing or telephoning us at our principal executive offices: W.W. Grainger, Inc., 100 Grainger Parkway, Lake Forest, Illinois 60045, Attention: Investor Relations, Telephone Number (847) 535-1000.

RATIO OF EARNINGS TO FIXED CHARGES

        Set forth below are our consolidated ratios of earnings to fixed charges for the fiscal years ended 2014, 2013, 2012, 2011 and 2010.

	2014	2013	2012	2011	2010
Ratio of earnings to fixed charges	35.5x	35.5x	28.7x	31.4x	32.8x

This ratio has been computed by dividing earnings by fixed charges. For this purpose, earnings consist of pre-tax income, plus losses from equity investees, plus fixed charges (excluding capitalized interest), plus amortization of capitalized interest. Fixed charges consist of interest expense, the interest portion of rental expense, capitalized interest and amortization of debt issue costs.

USE OF PROCEEDS

        Unless the applicable prospectus supplement states otherwise, we intend to use the net proceeds from the sale of the offered securities for working capital and other general corporate purposes, which may include the repayment of our indebtedness outstanding from time to time or repurchases of our common stock.

DESCRIPTION OF OUR DEBT SECURITIES

        This section describes the general terms that will apply to any debt securities that we may offer in the future. At the time that we offer debt securities, we will describe in the prospectus supplement that relates to that offering (1) the specific terms of the debt securities and (2) the extent to which the general terms described in this section apply to those debt securities.

        The debt securities are to be issued under an Indenture, by and between W.W. Grainger, Inc. and U.S. Bank National Association, as trustee (the "trustee"). A copy of the form of Indenture is included as an exhibit to the registration statement of which this prospectus forms a part. In the discussion that follows, we summarize particular provisions of the Indenture. Our discussion of the Indenture provisions is not complete. You should read the Indenture for a more complete understanding of the provisions we describe.

General

        The Indenture provides that debt securities in an unlimited amount may be issued thereunder from time to time in one or more series. The debt securities will be our senior unsecured obligations and will rank equally with our other senior unsecured indebtedness from time to time outstanding.

        Each prospectus supplement relating to a particular offering of debt securities will describe the specific terms of debt securities. Those specific terms will include the following:

  •
  the title of the debt securities;

  •
  the purchase price of the debt securities;

  •
  any limit on the aggregate principal amount of the debt securities of a particular series;

  •
  whether any of the debt securities are to be issuable in permanent global form;

  •
  the date or dates on which the debt securities will mature;

  •
  the rate or rates at which the debt securities will bear interest, if any, or the formula pursuant to which such rate or rates shall be determined, and the date or dates from which any such interest will accrue;

  •
  the payment dates on which interest, if any, on the debt securities will be payable and the record dates, if any;

  •
  any mandatory or optional sinking fund or analogous provisions;

  •
  each office or agency where, subject to the terms of the Indenture, the principal of and any premium and interest on the debt securities will be payable and each office or agency where, subject to the terms of the Indenture, the debt securities may be presented for registration of transfer or exchange;

  •
  the date, if any, after which and the price or prices at which the debt securities may be redeemed, in whole or in part at the option of Grainger or the holder of debt securities, or according to mandatory redemption provisions, and the other detailed terms and provisions of any such optional or mandatory redemption provisions;

  •
  the denominations in which any debt securities will be issuable, if other than denominations of $1,000 and any integral multiple of $1,000;

  •
  the portion of the principal amount of the debt securities, if other than the principal amount, payable upon acceleration of maturity;

  •
  the person who shall be the security registrar for the debt securities, if other than the trustee, the person who shall be the initial paying agent and the person who shall be the depositary; and

  •
  any other terms of the debt securities, including any additional events of default or covenants.

        Except where specifically described in the applicable prospectus supplement with respect to any series of debt securities, the Indenture does not contain any covenants designed to protect holders of the debt securities against a reduction in the creditworthiness of Grainger in the event of a highly leveraged transaction or to prohibit other transactions which may adversely affect holders of the debt securities.

        We may issue debt securities as original issue discount securities to be sold at a substantial discount below their stated principal amounts. We will describe in the relevant prospectus supplement any special United States federal income tax considerations that may apply to debt securities issued at such an original issue discount. Special United States tax considerations applicable to any debt securities that are denominated in a currency other than United States dollars or that use an index to determine the amount of payments of principal of and any premium and interest on the debt securities will also be set forth in a prospectus supplement.

Merger, Consolidation and Sale of Assets

        The Indenture provides that we may consolidate or merge with or into any other corporation, and we may sell, lease or convey all or substantially all of our assets to any other corporation, in each case organized and existing under the laws of the United States of America or any U.S. state, provided that the corporation (if other than us) formed by or resulting from any such consolidation or merger or which shall have received such assets shall expressly assume payment of the principal of (and premium, if any), any interest on and any additional amounts payable with respect to the debt securities and the performance and observance of all of the covenants and conditions of the Indenture to be performed or observed by us.

Events of Default, Waiver and Notice

        An event of default with respect to any series of the debt securities is defined in the Indenture as being:

  •
  default in payment of any interest on or any additional amounts payable in respect of the debt securities of that series which remains uncured for a period of 30 days;

  •
  default in payment of principal of or premium, if any, on the debt securities of that series when due either at stated maturity, upon redemption, by declaration of acceleration or otherwise;

  •
  our default in the performance or breach of any other covenant or agreement in the Indenture in respect of the debt securities of such series which shall not have been remedied for a period of 90 days after notice;

  •
  the taking of certain actions by us or a court relating to our bankruptcy, insolvency or reorganization; and

  •
  any other event of default provided in the Indenture with respect to debt securities of that series.

        The Indenture requires the trustee to give the holders of the debt securities notice of a default known to it within 90 days unless the default is cured or waived. However, the Indenture provides that the trustee may withhold notice to the holders of the debt securities of any default with respect to any series of the debt securities (except in payment of principal of, or interest on, the debt securities) if the trustee in good faith determines that it is in the interest of the holders of the debt securities of such series to do so.

        The Indenture also provides that if an event of default (other than an event of default relating to our bankruptcy, insolvency or reorganization) shall have occurred and be continuing, either the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of such series then may declare the principal amount of all the debt securities of that series and interest accrued thereon, to be due and payable immediately.

        Upon certain conditions such declarations may be annulled and past defaults may be waived (except a continuing default in payment of principal of, or premium or interest on, the debt securities) by the holders of a majority in principal amount of the outstanding debt securities of such series (or of all series, as the case may be).

        If an event of default under the Indenture relating to our bankruptcy, insolvency or reorganization shall have occurred and is continuing, then the principal amount of all the outstanding debt securities will automatically become due and payable immediately without any declaration or other act on the part of the trustee or any holder.

        The holders of a majority in principal amount of the outstanding debt securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of such series provided that such direction shall not be in conflict with any rule of law or the Indenture and shall not be unduly prejudicial to the holders not taking part in such direction. If an event of default occurs and is continuing, then the trustee may in its discretion (and subject to the rights of the holders to control remedies as described above) bring such judicial proceedings as the trustee shall deem necessary to protect and enforce the rights of the holders of the debt securities.

        The Indenture provides that no holder of the debt securities of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the Indenture for the appointment of a receiver or trustee or for any other remedy thereunder unless:

  •
  that holder has previously given the trustee written notice of a continuing event of default;

  •
  the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request to the trustee to institute proceedings in respect of that event of default and have offered the trustee indemnity satisfactory to the trustee against costs, expenses and liabilities incurred in complying with such request; and

  •
  for 60 days after receipt of such notice, request and offer of indemnity, the trustee has failed to institute any such proceeding and no direction inconsistent with such request has been given to the trustee during such 60-day period by the holders of a majority in principal amount of the outstanding debt securities of that series.

        Furthermore, no holder will be entitled to institute any such action if such action would disturb or prejudice the rights of other holders.

        However, each holder has an absolute and unconditional right to receive payment when due and to bring a suit to enforce that right. We are required to furnish to the trustee under the Indenture annually a statement as to performance or fulfillment of our obligations under the Indenture and as to any default in such performance or fulfillment.

Modification, Amendment and Waiver

        Together with the trustee, we may, when authorized by our board of directors, modify the Indenture without the consent of the holders of the debt securities for limited purposes, including, but not limited to, adding to our covenants or events of default, curing ambiguities or correcting any defective provisions.

        The Indenture provides that we and the trustee may modify and amend the Indenture with the consent of the holders of a majority in principal amount of the outstanding debt securities of each series affected by the modification or amendment, provided that no such modification or amendment may, without the consent of the holder of each outstanding debt security affected by the modification or amendment:

  •
  change the stated maturity of the principal of, or any installment of interest on or any additional amounts payable with respect to, any debt security or change the redemption price;

  •
  reduce the principal amount of, or interest on, any debt security or reduce the amount of principal which could be declared due and payable prior to the stated maturity;

  •
  impair the right to enforce any payment on or after the stated maturity or redemption date;

  •
  change the place or currency of any payment of principal or interest on any debt security;

  •
  reduce the percentage in principal amount of the outstanding debt securities of any series, the consent of whose holders is required to modify or amend the Indenture;

  •
  reduce the percentage of outstanding debt securities necessary to waive any past default to less than a majority;

  •
  modify the provisions in the Indenture relating to adding provisions or changing or eliminating provisions of the Indenture or modifying rights of holders of debt securities to waive defaults under the Indenture; or

  •
  adversely affect the right to repayment of the debt securities at the option of the holders.

        Except with respect to certain fundamental provisions, the holders of at least a majority in principal amount of outstanding debt securities of any series may, with respect to such series, waive past defaults under the Indenture.

Satisfaction and Discharge

        We may be discharged from our obligations under the Indenture when all of the debt securities not previously delivered to the trustee for cancellation have either matured or will mature or be redeemed within one year and we deposit with the trustee enough cash or U.S. government obligations to pay all the principal, interest and any premium due to the stated maturity date or redemption date of such debt securities.

Governing Law

        The Indenture and the debt securities issued thereunder will be governed by, and will be construed in accordance with, the laws of the State of New York. The Indenture is subject to the provisions of the Trust Indenture Act of 1939, as amended.

The Trustee

        U.S. Bank National Association, will serve as trustee under the Indenture.

Book-Entry Securities

        Unless otherwise indicated in the prospectus supplement, the debt securities will be issued in the form of one or more fully registered global notes that will be deposited with, or on behalf of, The Depository Trust Company ("DTC"), New York, New York and registered in the name of DTC or its nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. Global notes are not exchangeable for definitive certificates except in the specific circumstances described below. For purposes of this prospectus, "Global Note" refers to the Global Note or Global Notes representing an entire issue of debt securities. So long as DTC, or its nominee, is the registered owner of a Global Note, DTC or the nominee, as the case may be, will be considered the sole owner or holder of such debt securities under the Indenture.

        Except as provided below, you will not be entitled to have debt securities registered in your name, will not receive or be entitled to receive physical delivery of debt securities in definitive form, and will not be considered the owner or holder thereof under the Indenture.

        Except as set forth below, a Global Note may be transferred, in whole or in part, only to another nominee of DTC or to a successor of DTC or its nominee.

        DTC has advised us that it is:

  •
  a limited-purpose trust company organized under New York Banking Law;

  •
  a "banking organization" within the meaning of the New York Banking Law;

  •
  a member of the Federal Reserve System;

  •
  a "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

  •
  a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act.

        DTC holds securities that its participants ("Direct Participants") deposit with DTC and facilitates the post-trade settlement of transactions among Direct Participants in such securities through electronic computerized book-entry transfers and pledges between Direct Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation ("DTTC"). DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, such as securities brokers and dealers, banks and trust companies that clear transactions through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its participants are on file with the SEC. More information about DTC can be found at www.dtcc.com.

        Purchases of debt securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the debt securities on DTC's records. The ownership interest of each actual purchaser of each debt security will be recorded on the Direct and Indirect Participants' records. These beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the beneficial owner entered into the transaction. Transfers of ownership interests in the debt securities are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in debt securities, except in the event that use of the book-entry system for the debt securities is discontinued.

        To facilitate subsequent transfers, all debt securities deposited by Direct Participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of debt securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee will not change the beneficial ownership of the debt securities. DTC has no knowledge of the actual beneficial owners of the debt securities; DTC's records reflect only the identity of the Direct Participants to whose accounts such debt securities are credited, which may or may not be the beneficial owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

        Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

        Redemption notices will be sent to DTC. If less than all of the debt securities of a series are being redeemed, DTC's practice is to determine by lot the amount of the interest of each Direct Participant in such series to be redeemed.

        In any case where a vote may be required with respect to the debt securities of any series, neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to such debt securities unless authorized by a Direct Participant in accordance with DTC's MMI Procedures. Under its usual procedures, DTC mails an omnibus proxy to Grainger as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the debt securities of the series are credited on the record date (identified in the listing attached to the omnibus proxy).

        Principal and interest payments, if any, on the debt securities will be made to Cede & Co, as nominee of DTC, or such other nominee as may be requested by an authorized representative of DTC. DTC's practice is to credit Direct Participants' accounts, upon DTC's receipt of funds and corresponding detail information from Grainger or the trustee, on the applicable payment date in accordance with their respective holdings shown on DTC's records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participant and not of DTC, Grainger or the trustee, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of us or the trustee. Disbursement of payments from Cede & Co. to Direct Participants is DTC's responsibility. Disbursements of payments to beneficial owners are the responsibility of Direct and Indirect Participants.

        In any case where we have made a tender offer for the purchase of any debt securities, a beneficial owner must give notice through a participant to a tender agent to elect to have its debt securities purchased or tendered. The beneficial owner must deliver debt securities by causing the Direct Participants to transfer the participant's interest in the debt securities, on DTC's records, to a tender agent. The requirement for physical delivery of debt securities in connection with an optional tender or a mandatory purchase is satisfied when the ownership rights in the debt securities are transferred by Direct Participants on DTC's records and followed by a book-entry credit of tendered debt securities to the tender agent's DTC account.

        We obtained the information in this section concerning DTC and DTC's book-entry system from sources that we believe to be reliable, but we take no responsibility for the accuracy of this information.

        If at any time DTC or any successor depository for the debt securities of any series notifies us that it is unwilling or unable to continue as the depository for the debt securities of such series, or if at any time DTC or such successor depository shall no longer be a clearing agency registered under the Exchange Act and any other applicable statute or regulation, we will be obligated to appoint another depository for the debt securities of such series. If another depository is not appointed by us within 90 days after we receive such notice, definitive certificates will be issued in exchange for the Global Note representing the debt securities of that series.

        We may at any time in our sole discretion determine that the debt securities of any series shall no longer be represented by the Global Note, in which case definitive certificates will be issued in exchange for the Global Note representing the debt securities of that series.

EXPERTS

        The consolidated financial statements incorporated in this prospectus by reference from our Annual Report on Form 10-K, and the effectiveness of W.W. Grainger Inc.'s internal control over financial reporting as of December 31, 2014 have been audited by Ernst & Young LLP, an independent registered public accounting firm, as set forth in their reports thereon, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance on their reports given on their authority as experts in accounting and auditing.

LEGAL MATTERS

        The validity of the debt securities offered by this prospectus will be passed upon by Mayer Brown LLP, Chicago, Illinois, on behalf of the Company.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

        The following table sets forth the costs and expenses payable by the registrant in connection with the sale of the securities being registered hereby.

Amount to be Paid
SEC Registration fee		(1)
Printing		*
Legal fees and expenses		*
Trustee fees		*
Accounting fees and expenses		*
Miscellaneous		*

TOTAL		*

(1)
Applicable SEC registration fees have been deferred in reliance upon Rule 456(b) and Rule 457(r) and are not presently determinable.

*
Not presently determinable.

Item 15.    Indemnification of Officers and Directors.

        (a)   Section 8.75 of the Illinois Business Corporation Act of 1983, as amended, provides that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Under certain circumstances, such Section permits a corporation to indemnify its directors, officers, employees and agents against expenses actually and reasonably incurred in connection with the defense or settlement of shareholder derivative actions. Such Section also provides that the corporation may purchase insurance on behalf of any such director, officer, employee or agent.

        (b)   The Company's Bylaws provide that the Company shall indemnify the directors and officers of the Company under the circumstances described in the preceding paragraph, subject, except in the case of defense expenses, to a finding by the Company's Board of Directors, its shareholders or, under certain circumstances, independent legal counsel that the applicable standard of conduct has been met.

        (c)   The Company has entered into Indemnification Agreements with each of its directors and certain of its officers providing that the Company shall indemnify the directors and officers under the circumstances described in paragraph (a) above, subject, except in the case of defense expenses, to a finding by any appropriate person or body consisting of a member or members of the Company's Board of Directors or any other person or body appointed by the Board of Directors who is not a party to the particular claim for which the director or officer is seeking indemnification or independent legal counsel that the applicable standard of conduct has been met.

        (d)   Under an insurance policy maintained by the Company, the directors and officers of the Company are insured, within the limits and subject to the limitations of the policy, against certain expenses in connection with the liabilities that might be imposed as a result of claims, actions, suits or proceedings that may be brought against them by reason of being or having been such directors or officers.

Item 16.    Exhibits.

        Reference is made to the Exhibit Index included herewith which is incorporated herein by reference.

Item 17.    Undertakings.

        The undersigned registrant hereby undertakes:

        To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i)  to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

           (ii)  to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii)  to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the applicable registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

        That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered in the post-effective amendment, and the offering of those securities at that time shall be deemed to be the initial bona fide offering thereof.

        To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        That, for purposes of determining any liability under the Securities Act of 1933 to any purchaser:

          (A)  Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

          (B)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to

  Rule 415(a)(l)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

        That, for the purpose of determining liability of a registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

            (i)  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

           (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

          (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

          (iv)  Any other communication that is an offer in the offering made by an undersigned registrant to the purchaser.

        That, for purposes of determining any liability under the Securities Act of 1933, each filing of our annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered in this registration statement, and the offering of those securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrants have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by any such director, officer or controlling person in connection with the securities being registered, that registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Forest, State of Illinois, on April 16, 2015.

W.W. Grainger, Inc.
By:	/s/ JAMES T. RYAN
	Name:	James T. Ryan
	Title:	Chairman, President and Chief Executive Officer

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints each of James T. Ryan, Ronald L. Jadin, John L. Howard, William Lomax and Philip M. West such person's true and lawful attorney-in-fact and agent, with full and several power of substitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and all other documents in connection therewith (including registration statements filed pursuant to Rule 462(b) of the Securities Act of 1933), and to file the same, with all exhibits thereto, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JAMES T. RYAN James T. Ryan	Chairman, President and Chief Executive Officer (Principal Executive Officer and Director)	April 16, 2015
/s/ RONALD L. JADIN Ronald L. Jadin	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	April 16, 2015
/s/ WILLIAM LOMAX William Lomax	Vice President and Controller (Principal Accounting Officer)	April 16, 2015
/s/ RODNEY C. ADKINS Rodney C. Adkins	Director	April 16, 2015

Signature	Title	Date

/s/ BRIAN P. ANDERSON Brian P. Anderson	Director	April 16, 2015
/s/ V. ANN HAILEY V. Ann Hailey	Director	April 16, 2015
/s/ WILLIAM K. HALL William K. Hall	Director	April 16, 2015
/s/ STUART L. LEVENICK Stuart L. Levenick	Director	April 16, 2015
/s/ NEIL S. NOVICH Neil S. Novich	Director	April 16, 2015
/s/ MICHAEL J. ROBERTS Michael J. Roberts	Director	April 16, 2015
/s/ GARY L. ROGERS Gary L. Rogers	Director	April 16, 2015
/s/ E. SCOTT SANTI E. Scott Santi	Director	April 16, 2015
/s/ JAMES D. SLAVIK James D. Slavik	Director	April 16, 2015

EXHIBIT INDEX

*1.1	Underwriting Agreement relating to debt securities issued by the Registrant.
4.1	Form of Indenture, by and between W.W. Grainger, Inc. and U.S. Bank National Association, as trustee
5.1	Opinion of Mayer Brown LLP, counsel for the Registrant, as to the validity of the debt securities of the Registrant.
12.1	Statement regarding the computation of ratio of earnings to fixed charges for the Registrant.
23.1	Consent of Ernst & Young LLP.
23.3	Consent of Mayer Brown LLP (included in Exhibit 5.1).
24.1	Powers of Attorney (included on the signature page).
25.1	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association.

*
To be filed, if necessary, by a post-effective amendment to this registration statement or incorporated by reference pursuant to a Current Report on Form 8-K in connection with an offering of securities.